SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission only (as permitted by
    Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuan to ss. 240.14a-11(c) or ss. 240.14a-12.

                         UNITED FINANCIAL HOLDINGS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)
       -------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box)

|X| No fee required
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     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:
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     (5)  Total fee paid:
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1)  Amount Previously Paid:
    (2)  Form, Schedule or Registration No.:
    (3)  Filing Party:
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
                         UNITED FINANCIAL HOLDINGS, INC.

                             333 THIRD AVENUE NORTH

                          ST. PETERSBURG, FLORIDA 33701

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 24, 2001

                         ------------------------------

         TO THE SHAREHOLDERS OF UNITED FINANCIAL HOLDINGS, INC.:

                  NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of the Shareholders of United Financial Holdings, Inc., a Florida corporation (the "Company"), will be held at the United Bank Building, 333 Third Avenue North, Second Floor, St. Petersburg, Florida 33701, on April 24, 2001, at 4:30 p.m., local time, to act on the following matters:

                  1. To elect five directors as members of the Board of Directors of the Company.

                  2. To ratify the appointment of Grant Thornton LLP as the Company's independent auditors for 2001.

                  3. To transact such other business as may properly come before the meeting or adjournment thereof.

                  Only shareholders of record at the close of business on March 19, 2001, are entitled to receive notice of, and to vote at, the Annual Meeting. Each shareholder, even though he or she may presently intend to attend the Annual Meeting, is requested to execute and date the enclosed proxy card and to return it without delay in the enclosed postage-paid envelope. Any shareholder present at the Annual Meeting may withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting.

                                         By Order of the Board of Directors

                                         Elizabeth C. Stiles
                                         Secretary

         St. Petersburg, Florida
         March 28, 2001

                         UNITED FINANCIAL HOLDINGS, INC.
                             333 THIRD AVENUE NORTH
                          ST. PETERSBURG, FLORIDA 33701
                         ------------------------------
                                 PROXY STATEMENT
                       2001 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 24, 2001
                         ------------------------------

                               GENERAL INFORMATION

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of United Financial Holdings, Inc., a Florida corporation (the "Company"), of proxies to be voted at the 2001 Annual Meeting of Shareholders to be held on April 24, 2001, at 4:30 p.m. (the "Annual Meeting"), and at any adjournment thereof. The Annual Meeting will be held at the United Bank Building located at 333 Third Avenue North, Second Floor, St. Petersburg, Florida 33701.

     At the Annual Meeting, shareholders will be asked to consider and vote on the election of five directors as members of the Board of Directors of the Company and to ratify the appointment of Grant Thornton LLP as the Company's auditors for 2001. All properly executed proxies received prior to or at the Annual Meeting will be voted in accordance with the instructions indicated on such proxies, if any. If no instructions are indicated with respect to any shares for which properly executed proxies have been received, such proxies will be voted FOR the election of the Board of Directors' nominees for directors and FOR the ratification of Grant Thornton LLP as its auditors.

     The Board of Directors has fixed the close of business on March 19, 2001, as the record date (the "Record Date") for the determination of the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of that date, the Company had issued and outstanding approximately 4,447,328 common shares, $0.01 par value per share ("Common Shares"). The presence of a majority of the outstanding Common Shares as of the Record Date, in person or represented by proxy, will constitute a quorum at the Annual Meeting.

     Any shareholder giving a proxy may revoke it at any time before it is exercised by duly executing and submitting a later-dated proxy, by delivering written notice of revocation to the Company which is received at or before the Annual Meeting, or by voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of the proxy). Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company's principal executive offices, located at the address set forth above.

     This Proxy Statement and the enclosed form of proxy are first being sent to shareholders, together with the Notice of Annual Meeting, on or about March 26, 2001.

     A copy of the Company's Annual Report for the fiscal year ended December 31, 2000 ("2000 Annual Report"), including financial statements, accompanies this Proxy Statement, but is not part of the proxy solicitation materials. SHAREHOLDERS ARE URGED TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WITH THESE MATERIALS. No postage is necessary if the proxy is mailed in the United States in the accompanying envelope.

                                VOTING SECURITIES

     Generally, each Common Share outstanding on the Record Date entitles the record holder thereof to cast one vote with respect to each matter to be voted upon. Under the Florida Business Corporation Act, directors are elected by a plurality of the votes cast at a meeting in which a quorum is present. In connection with the election of directors, votes may be cast in favor of or withheld from each nominee. Votes withheld from director nominees will be counted in determining whether a quorum has been reached. However, since directors are elected by a plurality, a vote against a director and votes withheld from a nominee or nominees generally will not affect the outcome of the election and will be excluded entirely from the vote.

     In order to take action on a matter submitted to shareholders at a meeting where a quorum is present (other than the election of directors), the votes cast in favor of the action must exceed the votes cast opposing the action, unless the Company's Amended and Restated Articles of Incorporation or state law requires a greater number of votes. Therefore, abstentions and broker non-votes generally have no effect under Florida law.

     All abstentions with respect to any proposal coming before the Annual Meeting (other than the election of directors) will be counted as present for purposes of determining the existence of a quorum; but since it is neither a vote cast in favor of nor a vote cast opposing a proposed action, abstentions typically will have no impact on the outcome of the vote and will not be counted as a vote cast on any routine matter.

     In the event of a broker non-vote with respect to any matter coming before the meeting, the proxy will be counted as present for determining the presence of a quorum but will not be counted as a vote cast on any matter. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.

                         ------------------------------

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of fifteen directors, five of whose term of office will expire at the Annual Meeting. The directors are divided into three classes. The directors are elected for three-year terms, which are staggered so that the terms of one-third of the directors expire each year. Five of the current directors are standing for election as Class III directors of the Company to serve until the Annual Meeting of Shareholders for the year in which the term of the class of directors to which such director has been so nominated expires and until their successors have been duly elected and qualified.

     It is intended that the proxies received from shareholders, unless contrary instructions are given therein, will be voted FOR the election of the nominees named below, each of whom has consented to being named herein and has indicated his intention to serve if elected. If any nominee for any reason should become unavailable for election or if a vacancy should occur before the election, it is intended that the shares represented by the proxies will be voted for such other person as the Company's Board of Directors shall designate to replace such nominee. The Board of Directors has no reason to believe that any of the nominees will not be available or prove unable to serve if so elected.

NOMINEES FOR DIRECTOR

     The age of each nominee, his positions and offices with the Company and its subsidiaries, United Bank and Trust ("the Bank"), United Trust Company ("United Trust"), and EPW Investment Management, Inc., formerly Eickhoff, Pieper & Willoughby, Inc., ("EPW"), his term of office as a director, his business experience during the past five years or more, and additional biographical data is set forth below. Information with respect to the nominees is as of March 19, 2001, except as otherwise stated.


Name of Nominee          Age  Class  Position with the Company
---------------          ---  -----  -------------------------
Robert J. Banks          56   III    Director
David K. Davis, M.D.     77   III    Director
Jack A. MaCris, M.D.     76   III    Director
Neil W. Savage           60   III    Director, President and CEO
John B. Wier, Jr.        62   III    Director

                          Position with United Bank,       Director
Name of Nominee           United Trust or EPW              Since
---------------           -------------------              -----
Robert J. Banks           Director of the Bank             2001
David K. Davis, M.D.      Vice Chairman of the Bank        1986
Jack A. MaCris, M.D.      Director of the Bank             1986
Neil W. Savage            Director, Chairman and           1986
                          CEO of the Bank; Director
                          of United Trust; Director
                          of EPW
John B. Wier, Jr.         Director of the Bank             1986

     ROBERT J. BANKS, Director of the Company since January 2001. Mr. Banks is Chairman of the Board and CEO of The Midland Companies ("Midland"), which provides debt and equity financing for multi-family properties nationwide. He has been associated with Midland since 1973.

     DAVID K. DAVIS, M.D., Director of the Company and Vice Chairman of the Bank since 1986. Dr. Davis is a retired pathologist.

     JACK A. MACRIS, M.D., Director of the Company since 1986. Dr. MaCris is a retired surgeon from the St. Petersburg area.

     NEIL W. SAVAGE, Director, President and Chief Executive Officer of the Company since May 1986 and Chairman and Chief Executive Officer of the Bank since May 1986. Prior to joining the Company and the Bank, Mr. Savage was president and co-founder of the Bank of Florida Corporation, a St. Petersburg bank holding company and has been a general partner of Hamilton Partners, Ltd., a private investment partnership since 1969.

     JOHN B. WIER, JR., Director of the Company since 1986. Mr. Wier has been the President of Jack Wier, Jr. & Associates since 1974, a textile manufacturer representative firm.

OTHER EXISTING DIRECTORS

     The age of each director, class as a director, positions and offices with the Company and its subsidiaries, the Bank, United Trust, and EPW, term of office as a director, business experience during the past five years or more, and additional biographical data is set forth below. The directors identified below as Class I have terms expiring at the annual meeting of the shareholders in 2002 and as Class II have terms expiring at the annual meeting of the shareholders in 2003. Information with respect to the directors is as of March 20, 2000, except as otherwise stated.


Name                      Age   Class    Position with the Company
----                      ---   -----    -------------------------
Ronald E. Clampitt        56      I      Director
Ward J. Curtis, Jr.       54      II     Director, Executive Vice
                                         President
William A. Eickhoff       53      I      Director, Executive Vice
                                         President
Edward D. Foreman         57      II     Director
Ian F. Irwin              51      II     Director
Charles O. Lowe           63      I      Director
William B. McQueen        39      I      Director Nominee
John B. Norrie            58      I      Director, Chairman
Ronald R. Petrini         55      II     Director
Harold J. Winner          51      II     Director, Executive Vice
                                         President


                          Position with United Bank,     Director
Name                      United Trust or EPW            Since
----                      -------------------------      -----
Ronald E. Clampitt        Director of the Bank            1986
Ward J. Curtis, Jr.       Director of the Bank;           1995
                          Chairman, CEO and
                          President of United Trust;
                          Director of EPW
William A. Eickhoff       Chairman and Chief              1996
                          Executive Officer of EPW;
                          Director of United Trust
Edward D. Foreman         Director of the Bank;           1986
Ian F. Irwin              Director of the Bank            1986
Charles O. Lowe           Director, Executive Vice        1995
                          President of United Trust
William B. McQueen        Director of the Bank            1999
                          Director of Trust
                          Director of EPW
John B. Norrie            Director of the Bank            1986
Ronald R. Petrini         Director of the Bank            1995
Harold J. Winner          President, COO of the Bank      1992

     RONALD E. CLAMPITT, Director of the Company since 1986. Mr. Clampitt has been a self-employed licensed mortgage broker, appraiser and contractor at various times since 1975.

     WARD J. CURTIS, JR., Director and Executive Vice President of the Company since June 1995 and Chairman, Chief Executive Officer and President of United Trust since December 1997. From 1992 to 1995, Mr. Curtis was Managing Director of Trust and Investment Services for SEI Corporation. Mr. Curtis served as an officer of NationsBank (and predecessor companies) from 1977 until 1992.

     WILLIAM A. EICKHOFF, Director and Executive Vice President of the Company since 1996 and Chairman and Chief Executive Officer of EPW since 1984.

     EDWARD D. FOREMAN, Director of the Company since 1986. Mr. Foreman has been a practicing attorney since 1972 in the St. Petersburg area.

     IAN F. IRWIN, Director of the Company since 1986. Mr. Irwin has been the Chief Executive Officer of The Southeast Companies of Tampa Bay, Inc., a real estate development company since 1993.

     CHARLES O. LOWE, Director since June 1995 and Executive Vice President of United Trust since September 1995. Prior to joining the Company, Mr. Lowe served as Senior Vice President at NationsBank (and predecessor companies) from 1973 to 1995.

     WILLIAM B. MCQUEEN, Director of the Bank since March 1999, has been President and CEO of Anderson-McQueen Company, funeral homes, since 1996. From 1989 to 1996 he was a practicing attorney with the firm of Cohrs, McQueen & Ford in St. Petersburg.

     JOHN B. NORRIE, Director of the Company since 1986 and Chairman since 1995. Mr. Norrie is co-founder and director of Precision Panel Products, Inc., a producer of custom cabinetry, since 1992 and was Chief Executive Officer of New Horizon Auto Body and Paint Supply Corp. until 1993.

     RONALD R. PETRINI, Director of the Company since December 1995. Mr. Petrini has been President of Great Bay Distributors Inc., an Anheuser-Busch distributor in Pinellas County, since 1990.

     HAROLD J. WINNER, Director of the Company and President of the Bank since 1992. Prior to joining the Company and the Bank, Mr. Winner served as Senior Vice President of Commercial Lending for Pioneer Savings Bank since 1987.

DIRECTOR MEETINGS AND COMMITTEES

      During 2000, the Board of Directors of the Company held a total of twelve meetings. In addition, certain directors attended meetings of standing committees. All directors except for Mr. Petrini attended at least 75% of the total number of meetings of the Board of Directors. All directors except Dr. MaCris attended at least 75% of the total number of meetings of the respective committees on which they serve. The committees of the Board of Directors consist of a standing Audit Committee, a Strategic Review Committee and a Compensation Committee.

      The Audit Committee of the Board of Directors met four times during 2000. The Audit Committee is responsible for recommending to the Board of Directors the engagement or discharge of the independent public accountants, meeting with the independent public accountants to review the plans and results of the audit engagement, reviewing the activities of the subsidiary Bank's examining committees, maintaining direct reporting responsibility and regular communication with the Company's internal auditors, reviewing the scope and results of the internal audit procedures of the Company and its subsidiary, approving the services to be performed by the independent public accountants, considering the range of the audit and non-audit fees, and reviewing the adequacy of the Company's system of internal accounting. The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to this proxy statement. All members of the Audit Committee are "independent" as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Audit Committee is comprised of Ronald E. Clampitt, David K. Davis, Edward D. Foreman, Ian F. Irwin and John B. Wier, Jr.

     The  Strategic  Review  Committee of the Board of Directors met 10 times in
2000. The Strategic Review Committee meets regularly to consider and recommend to the Board of Directors certain strategic actions the Company may consider taking from time to time. The Committee is also responsible for recommending to the Board of Directors nominees for election as director. The Strategic Review Committee is comprised of David K. Davis, Ian F. Irwin, Jack A. MaCris, John B. Norrie, Neil W. Savage and John B. Wier, Jr.

     The Compensation Committee of the Board of Directors is a joint committee with the Board of Directors of the Bank. It met two times in 2000. The Compensation Committee is responsible for approving and recommending to the Board of Directors the compensation for officers of the Company with respect to base salary increases, annual incentive compensation and the design of the incentive compensation program for the coming fiscal year. The Committee also reviews certain benefits including the 401(k) and Employee Stock Ownership Plan ("ESOP") contribution levels available to employees of the Company. The Compensation Committee is comprised of David K. Davis, Edward D. Foreman, Ian F. Irwin, Jack A. MaCris, John B. Norrie, Neil W. Savage and John B. Wier, Jr.

COMPENSATION OF DIRECTORS

      All directors are paid $250 for each Board of Directors meeting attended. Non-employee directors are paid $250 for each committee meeting attended. Mr. Norrie receives an additional $24,000 per year for services rendered as Chairman of the Company and Dr. Davis receives an additional $10,000 per year for services rendered as Vice Chairman of the Bank. Additionally, non-employee directors are eligible for a bonus based on the profitability of the Company, up to 100% of Board and committee fees earned during the year. No other directors receive separate compensation for services rendered as a director.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

                         THE ELECTION OF ALL 5 NOMINEES.

                         ------------------------------

                                   PROPOSAL II

                   APPROVAL AND RATIFICATION OF APPOINTMENT OF

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of Grant Thornton LLP, independent certified public accountants, to be the Company's auditors for the fiscal year ending December 31, 2001 and recommends that shareholders vote to ratify that appointment. Although submission of this matter to shareholders is not required by law, in the event of a negative vote, the Board of Directors will reconsider its selection. Ratification of the appointment will require that the votes cast in favor of ratification exceed those votes cast opposing ratification at a meeting where a quorum is present. Grant Thornton LLP is expected to have a representative at the Annual Meeting who will be available to respond to appropriate questions from shareholders attending the meeting.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS
                                   PROPOSAL.

                         ------------------------------
                               EXECUTIVE OFFICERS

      The executive officers of the Company, the Bank, United Trust and EPW, their ages, and officer positions with the Company, the Bank, United Trust, and EPW are set forth below:

                         Position with            Position with the Bank,
Name                 Age the Company              United Trust or EPW
-------------------- --- ------------------------ ----------------------------
Neil W. Savage       60  President and CEO        Chairman and CEO of the Bank
Harold J. Winner     51  Executive Vice President President and COO of the Bank
Ward J. Curtis, Jr.  54  Executive Vice President Chairman, CEO and President
                                                  of United Trust
William A. Eickhoff  53  Executive Vice President Chairman and CEO of EPW
Charles O. Lowe      63  -                        Executive Vice President of
                                                  United Trust
C. Peter Bardin      43  Senior Vice President    Senior Vice President and
                         and Chief Financial      Chief Financial Officer
                         Officer                  of the Bank
Cynthia A. Stokes    52  Senior Vice President    Executive Vice President
                                                  of the Bank
Susan L. Blackburn   42  Senior Vice President    Senior Vice President
                                                  of the Bank
P. Dennis Barletta   48  Vice President           Vice President of the Bank
John H. Pieper       57  -                        President of EPW

     Officers are elected annually by the respective Boards of Directors of the Company, the Bank, United Trust, and EPW to hold office until the earlier of their death, resignation, or removal.

     Set forth below is a description of the business experience during the past five years or more and other biographical information for the non-director executive officers identified above.

     C. PETER BARDIN, Senior Vice President and Chief Financial Officer of the Company and the Bank since 1996 and Assistant Vice President and Controller of the Bank since 1989. Prior to joining the Company, Mr. Bardin was Vice President in the Accounting Division with Florida Federal Savings & Loan in St. Petersburg.

     CYNTHIA A. STOKES, Senior Vice President of the Bank since April 1989 and Executive Vice President of the Bank since 1992. Prior to joining the Bank, Ms. Stokes was Senior Vice President of Product Development and Central Operations with Florida Federal Savings & Loan in St. Petersburg.

     SUSAN L. BLACKBURN, Senior Vice President of the Bank since 1995. Prior to joining the Bank, Ms. Blackburn was a Senior Vice President with NationsBank in St. Petersburg.

     P. DENNIS BARLETTA, Vice President of the Company and the Bank since September 1997. Prior to joining the Bank, Mr. Barletta was Director of Human Resources for Bisk Publishing Company from May 1997 to September 1997 and Human Resources Manager at Invest Financial Corp. from November 1996 to January 1997. From March 1994 to September 1996, Mr. Barletta was Human Resources Director at John Harland (formerly OKRA Marketing).

     JOHN H. PIEPER, President and Senior Portfolio Manager of EPW since 1983. Mr. Pieper was also a Senior Vice President with First Florida Banks, Inc. until 1983.

                       COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

     The following summary compensation table sets forth the cash and non-cash compensation paid to or accrued for the past three fiscal years for the Company's Chief Executive Officer and the four other highest compensated executive officers whose total compensation exceeded $100,000 for fiscal year 2000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                  ANNUAL COMPENSATION
                                                             OTHER ANNUAL
NAME AND                                                     COMPENSATION
PRINCIPAL POSITION             YEAR    SALARY($)  BONUS($)     ($)(1)
--------------------          ------- -------------------- -------------
Neil W. Savage                 2000    $ 160,000  $ 75,000   $    12,342
  President and Chief          1999      144,980    46,361         7,252
  Executive Officer            1998      140,080    44,582         7,088

Ward J. Curtis, Jr.            2000      125,000         0         6,228
  Chairman, Chief Executive    1999      129,678    70,000         3,792
  Officer and President of     1998      127,659         0         3,936
  United Trust

William A. Eickhoff            2000      115,000    58,827         3,674
  Chairman and Chief           1999      115,000    42,842         1,750
  Executive Officer of EPW     1998      115,000    23,920         2,703

John H. Pieper                 2000      115,000    58,827           815
  President of EPW             1999      115,000    42,842             0
                               1998      115,000    23.920           690

Harold J. Winner               2000      110,000    42,570         9,033
  President of the Bank        1999      100,320    28,996         3,312
                               1998       96,925    24,473         4,360
--------------------

                                         LONG-TERM COMPENSATION
                                                AWARDS
                                        RESTRICTED   SECURITIES
                                           STOCK      UNDERLYING     ALL OTHER
NAME AND                                 AWARD(S)   OPTIONS/SARS  (COMPENSATION
PRINCIPAL POSITION             YEAR         ($)          (#)          ($)(5)
--------------------          -------   ------------ ------------  -----------
Neil W. Savage                 2000              0        0        $     93,861
  President and Chief          1999              0        0              60,457
  Executive Officer            1998              0        0              83,507

Ward J. Curtis, Jr.            2000        233,922 (2)    0               8,782
  Chairman, Chief Executive    1999        286,085        0              10,889
  Officer and President of     1998        121,423        0               9,702
  United Trust

William A. Eickhoff            2000         65,805 (3)    0              38,653
  Chairman and Chief           1999         98,982        0              16,957
  Executive Officer of EPW     1998         41,290        0              16,757

John H. Pieper                 2000         65,812 (4)    0              39,487
  President of EPW             1999         98,982        0              18,238
                               1998         41,290        0              17,971

Harold J. Winner               2000              0        0              30,415
  President of the Bank        1999              0        0              16,264
                               1998              0        0              31,158
--------------------

(1) Includes board fees, personal usage of Company leased auto, personal usage of club membership and split dollar imputed income.

(2) Restricted stock award for Mr. Curtis includes 34,979 shares of Common Stock issued to Mr. Curtis in 2000 under a certain stock incentive plan for the acquisition of his interest in Fiduciary Services Corporation ("FSC") that were based on certain earnings of the Company in 1999 and achieving certain revenue goals in 2000. The closing market price on date of grant of these shares was $6.6875 per share.

(3) Restricted stock award for Mr. Eickhoff includes 9,840 shares of Common Stock issued to Mr. Eickhoff in 2000 under certain stock incentive programs entered into in connection with the acquisition of his interest in EPW that were based on certain earnings of the Company in 1999 and achieving certain revenue goals in 2000. The closing market price on date of grant of these shares was $6.6875 per share.

(4) Restricted stock award for Mr. Pieper includes 9,841 shares of Common Stock issued to Mr. Pieper in 2000 under certain stock incentive programs entered into in connection with the acquisition of his interest in EPW that were based on certain earnings of the Company in 1999 and achieving certain revenue goals in 2000. The closing market price on date of grant value of these shares was $6.6875 per share.

(5) Represents the Company's match of officer's 401(k) contribution, Company contribution to the ESOP and accrual for a prior salary continuation plan. The amount of such contribution and accruals during fiscal 2000 were as follows: Mr. Savage $4,500 (401(k)), $5,676 (ESOP), $83,685 (prior salary continuation plan); Mr. Curtis $4,500 (401(k)) and $4,282 (ESOP); Mr. Eickhoff $4,500 (401(k)), $5,676 (ESOP); Mr. Pieper $4,300 (401(k)),
      $5,676 (ESOP);  and Mr. Winner $4,500  (401(k)),  $5,676  (ESOP),  $18,468
      (prior salary continuation plan). Additionally, the Company paid premiums on certain life insurance policies for the benefit of Mr. Eickhoff totaling $6,103, for the benefit of Mr. Pieper totaling $7,135, and for the benefit of Mr. Winner totaling $1,771 during fiscal 2000. Also included is $22,374 for taxes payable by Mr. Eickhoff in connection with the restricted stock award disclosed in footnote 3 and $22,376 for taxes payable by Mr. Pieper in connection with the restricted stock award disclosed in footnote 4.

STOCK OPTIONS GRANTED

     The Company did not issue or grant any stock options to any Named Executive Officers during the fiscal year ended December 31, 2000.

AGGREGATED  OPTIONS EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

      The following table provides information about the number and value of options held by the Named Executive Officers during the fiscal year ended December 31, 2000 regarding Option/SAR Exercises and Fiscal Year-End Option/SAR
Value:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                              NUMBER OF
                                              SECURITIES     VALUE OF
                          SHARES              UNDERLYING     UNEXERCISED
                          ACQUIRED            UNEXERCISED    IN-THE-MONEY
                          ON        VALUE     OPTIONS AT     OPTIONS AT
NAME                      EXERCISE  REALIZED  FY-ENDED       FY-END(1)
------------------------- --------  --------  -------------  -------------
                                              EXERCISABLE/   EXERCISABLE/
                                              UNEXERCISABLE  UNEXERCISABLE
                                              -------------  -------------
Neil Savage...............  -0-       -0-        102,000/0      $0/0
Ward J. Curtis(2).........  -0-       -0-           --            --
William A. Eickhoff(3)....  -0-       -0-           --            --
John H. Pieper(4).........  -0-       -0-           --            --
Harold Winner.............  -0-       -0-         57,000/0      $0/0
--------------------

(1) For purposes of determining the values of the options held by the Named Executive Officers, the Company has used $7.625 per share as the estimated fair market value for the Common Stock on December 31, 2000. The option value is based on the difference between the fair market value of the shares on December 31, 2000 and the option exercise price per share, multiplied by the number of shares of Common Stock subject to the option.

(2) Excludes 34,979 shares of Common Stock issued to Mr. Curtis in 2000 under a certain stock incentive plan as additional consideration for the acquisition of his interest in FSC that were based on certain earnings of the Company in 1999 and achieving certain revenue goals in 2000.

(3) Excludes 9,840 shares of Common Stock issued to Mr. Eickhoff in 2000 under a certain stock incentive program entered into in connection with the acquisition of his interest in EPW that were based on certain earnings of the Company in 1999.

(4) Excludes 9,841 shares of Common Stock issued to Mr. Pieper in 2000 under a certain stock incentive program entered into in connection with the acquisition of his interest in EPW that were based on certain earnings of the Company in 1999.

EMPLOYMENT CONTRACTS WITH OFFICERS

     The Company, believing that the continued services and contributions of certain key executives is critical to the Company's prospects and in the best interest of its shareholders, has caused the Bank, Trust and EPW to enter into employment agreements with such executives under the terms and conditions set forth below.

     NEIL W. SAVAGE. Mr. Savage is employed as President and Chief Executive Officer of the Company pursuant to an employment agreement for a term that began on October 17, 1997 and terminates as provided therein. Mr. Savage receives an annual salary of $160,000 with annual salary increases, is eligible to receive certain bonuses and certain other compensation as provided in the senior management committee incentive schedule approved and adopted by the Company from time to time, and is provided the use of an automobile for company duties.

Additionally, Mr. Savage is entitled to participate in any employee benefit plan maintained by the Company and receive health and dental insurance. Mr. Savage's employment may be terminated upon disability or attaining age 65, at the election of Mr. Savage with 90 days notice, upon the dissolution and liquidation of the Company (other than as part of a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company whereby the business is continued), by the Company for "just cause" and by the Company upon six months notice with or without cause. If Mr. Savage's employment is terminated by the Company (other than for "just cause"), he is entitled to continue to receive compensation provided in his employment agreement for a period of 12 months.

      HAROLD J. WINNER. Mr. Winner is employed as President of the Bank pursuant to an employment agreement for a term that began on December 4, 1997 and terminates as provided therein. Mr. Winner receives an annual salary of $110,000 with annual salary increases, is eligible to receive certain bonuses and certain other compensation as provided in the senior management committee incentive schedule approved and adopted by the Company from time to time, and is provided the use of an automobile for company duties. Additionally, Mr. Winner is entitled to participate in any employee benefit plan maintained by the Company and receive health and dental insurance. Mr. Winner's employment may be terminated upon disability or attaining age 65, at the election of Mr. Winner with 90 days notice, upon the dissolution and liquidation of the Company (other than as part of a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company whereby the business is continued), by the Company for "just cause" and by the Company upon six months notice with or without cause. If Mr. Winner's employment is terminated by the Company (other than for "just cause"), he is entitled to continue to receive compensation provided in his employment agreement for a period of 12 months.

      WARD J. CURTIS, JR. Mr. Curtis is employed as Chairman, Chief Executive Officer and President of United Trust pursuant to an employment agreement, as amended, for a term that began September 29, 1995 and terminates as provided therein. Mr. Curtis receives an annual salary of $125,000 is eligible to receive certain bonuses and is provided the use of an automobile for Company duties. Additionally, Mr. Curtis is entitled to participate in employee benefit plan maintained by the Bank and is entitled to receive benefits under the Trust
Department Stock Option Plan, as amended (the "Trust Plan"). Mr. Curtis' employment agreement contains a non-competition clause pursuant to which Mr. Curtis may not compete with or solicit customers from the Bank in Pinellas County during his employment and for a period of two years thereafter; provided, however, that such non-competition clause shall terminate after 2001 and may under certain circumstances terminate after 2000. Additionally, Mr. Curtis' employment agreement was amended on July 22, 1997, to provide that if a Change of Control (as defined in the FSC Right of First Refusal Agreement dated September 25, 1995) occurs, the acquirer shall have certain rights with respect to Mr. Curtis' continued employment or termination thereof. Furthermore, pursuant to such amendment, except in the event of a Change of Control, Mr. Curtis shall have the right to buy out the last year of his non-compete agreement in exchange for a cash payment of $125,000. Mr. Curtis' employment agreement may be terminated upon disability, at the election of Mr. Curtis with six months notice, by the Bank for "just cause" or on or after December 31, 2000 by either party under certain circumstances.

      WILLIAM A. EICKHOFF. Mr. Eickhoff is employed as Chairman and Chief Executive Officer of EPW pursuant to an employment agreement, as amended, with EPW for a term that began on December 28, 1995 and terminates as provided therein. Mr. Eickhoff's salary is a portion of a salary pool that is the lesser of (i) $115,000 times three, or if less, times the number of original shareholders of EPW at the time of the Company's acquisition who remain employed by EPW for the particular year or (ii) 15.5% of EPW revenues times three, or if less, times the number of original shareholders of EPW at the time of the Company's acquisition who remain employed by EPW for the particular year; plus a bonus that shall be not less than $5,000 times the number of original shareholders of EPW at the time of the Company's acquisition who remain employed on the last day of the calendar year. In addition, the agreement contains a non-competition clause pursuant to which Mr. Eickhoff may not compete with EPW in EPW's Trade Area (as defined therein) during the term of his employment. Mr. Eickhoff's employment may be terminated upon disability, by EPW for "just cause" and on or after December 31, 2001 by either party with three months notice. In addition, Mr. Eickhoff is eligible to participate in an employee benefit plan maintained by EPW and the Company and is eligible to receive benefits under the EPW Stock Option Plan, as amended (the "EPW Plan"). EPW is required to provide a minimum of $900,000 in life insurance to Mr. Eickhoff. Furthermore, Mr. Eickhoff's employment agreement was amended on July 22, 1997, to provide that if a Change of Control (as defined in the EPW Right of First Refusal Agreement dated December 28, 1995) occurs prior to December 31, 2000, Mr. Eickhoff shall be paid his unearned employment bonus in an amount set forth in the amendment and such unearned bonus shall be paid in cash. The amendment also provides that in the event of a Change of Control, the acquirer shall have certain rights with respect to Mr. Eickhoff's continued employment or termination thereof. Finally, the amendment to Mr. Eickhoff's employment agreement provides that in the event he earns any bonus for the year 2000, such bonus shall be paid in cash or in the Company's stock (at the most recent ESOP price) at the option of Mr. Eickhoff.

      JOHN H. PIEPER. Mr. Pieper is employed as President of EPW pursuant to an employment agreement, as amended, with EPW for a term that began on December 28, 1995 and terminates as provided therein. Mr. Pieper's salary is a portion of a salary pool that is the lesser of (i) $115,000 times three, or if less, times the number of original shareholders of EPW at the time of the Company's acquisition who remain employed by EPW for the particular year or (ii) 15.5% of EPW revenues times three, or if less, times the number of original shareholders of EPW at the time of the Company's acquisition who remain employed by EPW for the particular year; plus a bonus that shall be not less than $5,000 times the number of original shareholders of EPW at the time of the Company's acquisition who remain employed on the last day of the calendar year. In addition, the agreement contains a non-competition clause pursuant to which Mr. Pieper may not compete with EPW in EPW's Trade Area (as defined therein) during the term of his employment. Mr. Pieper's employment may be terminated upon disability, by EPW for "just cause" and on or after December 31, 2001 by either party with three months notice. In addition, Mr. Pieper is eligible to participate in an employee benefit plan maintained by EPW and the Company and is eligible to receive benefits under the EPW Stock Option Plan, as amended (the "EPW Plan"). EPW is required to provide a minimum of $900,000 in life insurance to Mr. Pieper. Furthermore, Mr. Pieper's employment agreement was amended on July 22, 1997, to provide that if a Change of Control (as defined in the EPW Right of First
Refusal Agreement dated December 28, 1995) occurs prior to December 31, 2000, Mr. Pieper shall be paid his unearned employment bonus in an amount set forth in the amendment and such unearned bonus shall be paid in cash. The amendment also provides that in the event of a Change of Control, the acquirer shall have certain rights with respect to Mr. Pieper's continued employment or termination thereof. Finally, the amendment to Mr. Pieper's employment agreement provides that in the event he earns any bonus for the year 2000, such bonus shall be paid in cash or in the Company's stock (at the most recent ESOP price) at the option of Mr. Pieper.

OTHER COMPENSATORY BENEFIT PLANS WITH OFFICERS

      NEIL W. SAVAGE. The Bank has entered into a salary continuation agreement with Mr. Savage dated December 8, 1997 pursuant to which certain benefits will be paid to Mr. Savage, under certain situations following his termination, out of the Bank's general assets. Mr. Savage is entitled to receive a benefit in the amount of 60% of his final salary upon termination of his employment either (i) on or after the Normal Retirement Age (as defined therein), (ii) for Disability (as defined therein), or (iii) for Change of Control (as defined therein), payable monthly for 239 additional months. Alternatively, if Mr. Savage is terminated for reasons other than death, disability, "for cause" or following a change of control, Mr. Savage shall be paid 60% of his final salary multiplied by a vesting percentage set forth in Mr. Savage's agreement payable monthly for a term of 239 additional months.

      HAROLD J. WINNER. The Bank has entered into a salary continuation agreement with Mr. Winner dated December 5, 1997 pursuant to which certain benefits will be paid to Mr. Winner, under certain situations following his termination, out of the Bank's general assets. Mr. Winner shall be entitled to receive benefits in the amount of 50% of his final salary upon termination of his employment either (i) on or after the Normal Retirement Age (as defined therein), (ii) for Disability (as defined therein), or (iii) for Change of Control (as defined therein), payable monthly for 239 additional months.
Alternatively, if Mr. Winner is terminated for reasons other than death, disability, "for cause" or following a change of control, Mr. Winner shall be paid 50% of his final salary multiplied by a vesting percentage set forth in Mr. Winner's agreement payable monthly for a term of 239 additional months.

EMPLOYEE BENEFIT PLANS

      Profit Sharing Plan. The Company has a defined contribution profit-sharing plan (the "Profit Sharing Plan") covering substantially all employees. Contributions are determined annually by the Board of Directors. The Company contributed $117,000, $112,500, and $110,000 for the years ended December 31, 2000, 1999, and 1998, respectively. The Profit Sharing Plan was amended in 1993 to include an ESOP provision. As of December 31, 2000, the ESOP owned 157,806 shares of the Company's Common Stock. During 2000, the ESOP purchased 22,350 shares on the open market.

      401(k) Plan. The Company sponsors a deferred compensation 401(k) plan (the "401(k) Plan") for the benefit of eligible full-time employees. The 401(k) Plan, which is voluntary, allows employees to contribute up to 10 percent of their total compensation (or a maximum of $10,500 as limited by federal regulations) on a pre-tax basis. The Company makes a matching contribution of 100 percent of the first $500 and 40 percent thereafter, up to the maximum amount allowed by the 401(k) Plan.

STOCK OPTION PLAN

      The Company adopted the United Financial Holdings, Inc. Stock Option and Incentive Compensation Plan (the "Plan") on November 18, 1997. Under the Plan, nonqualified stock options are granted to certain officers and directors identified in the Plan (the "Nonqualified Options") and incentive stock options are granted to certain officers named in the Plan (the "Incentive Options", and with the Nonqualified Options, the "Options"). The Plan is administered by a committee composed of members of the Strategic Review Committee of the Company (the "Committee") which does not have the authority to designate Eligible Persons (as defined in the Plan), Recipients (as defined in the Plan), or award any Options. All Eligible Persons, Recipients and all Options are designated in the Plan and its exhibits. The Committee has certain authority only to interpret, adopt, amend and rescind the Plan. Nonqualified Options are granted at a price equal to 100% of the Fair Market Value (as defined in the Plan) of the Company's Common Stock on the date of grant. Incentive Options are granted at a price equal to 100% of the Fair Market Value of the Company's Common Stock, except that any individual who possesses more than 10% of the combined voting power of all classes of stock of either the Company or its subsidiaries shall be granted an exercise price of 110% of the Fair Market Value on the date of the grant. All Options granted are subject to dilution adjustment for any increase or decrease in number based on the payment of a stock dividend, a subdivision or combination of shares or the reclassification of the Company's Common Stock. Options to purchase a total of 468,000 shares of Common Stock may be granted under the Plan. Upon adoption of the Plan, all of such Options were awarded, with directors receiving 156,000 Options and officers receiving 312,000 Options, none of which have been exercised and 43,251 of which have expired. The Options are exercisable for ten years from the date of grant, in accordance with a vesting schedule. Options granted to officers fully vest upon death, total disability or retirement. Otherwise, such Options vest over a seven-year period. Options granted to directors fully vest upon grant. Options are forfeited upon termination as defined in the Plan.

      In addition to Options, cash awards may be granted to officers and directors identified in the Plan upon a Change of Control (as defined in the Plan). The cash awards are allocated two-thirds to officers and one-third to directors. The Plan establishes the maximum cash awards as 15% of the amount by which the net sales proceeds payable to the shareholders upon a Change of Control exceed the Return Amount (as defined in the Plan), which is an investment return on the Company's capital of 16.5% compounded since the formation of the Company in 1982. The pool available for cash awards, after the calculation, is allocated two-thirds to officers and one-third to directors and is further reduced by the value of Options and certain Salary Continuation Agreements (as defined in the Plan) in effect. The Plan further provides that if, on any Change of Control, payments to "disqualified persons" as defined in Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), constitute "excess golden parachute payments" within the meaning of such Code sections, no such payments will be made until the matter is submitted to the shareholders for vote and, before the Change of Control occurs, a sufficient percentage of the shareholders vote to approve the excess payments.

STOCK INCENTIVE PLAN

     General. The United Financial Holdings, Inc. 1998 Stock Option Plan (the "1998 Plan") was adopted by the Company's Board of Directors on September 15, 1998. The 1998 Plan provides for incentives in the form of grants of options to purchase shares of the Company's Common Stock to key employees who contribute materially to the success and profitability of the Company.

      Administration. The 1998 Plan is to be administered by a committee appointed by the Board (or, if the Board does not appoint a committee, the Board shall constitute the committee) consisting solely of two or more directors of the Company who are "non-employee directors" within the meaning of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act and who are "outside directors" within the meaning of Section 162(m) of the Code and the regulations promulgated under Section 162(m) of the Code (the "Committee"). The Committee has full and exclusive authority to select the individuals to whom options will be granted, determine the type, size and terms and conditions of the options, construe and interpret, and make all other determinations necessary or advisable under the 1998 Plan. The Company's Board of Directors may appoint a different committee for the purpose of approving the grant of stock options to persons who are not subject to the requirements of Section 16(b) of the Exchange Act and
Section 16(m) of the Code.

      Shares. The maximum number of shares of Common Stock that may be subject to options granted under the 1998 Plan is 250,000. In the event of any change in capitalization of the Company, however, the Committee shall equitably adjust the number and class of shares with respect to which options may be granted, the number and class of shares which are subject to outstanding options previously granted and the price per share payable upon exercise of each option under the 1998 Plan. In addition, if any options expire or terminate without having been exercised, the unpurchased shares of Common Stock subject to such options shall again become available for grant under the 1998 Plan. Finally, to the extent deemed equitable and appropriate by the Board of Directors and subject to any required action by shareholders, any options will pertain to the securities and other property to which a holder of the number of shares of Common Stock covered by the options would have been entitled to receive in connection with any merger, consolidation, reorganization, liquidation or dissolution.

      Eligibility. The Committee may grant stock options to any employee, director, officer, consultant, or independent contractor, and any person who performs services relating to the Company as an employee or independent contractor of a corporation or other entity that provides services for the Company. Only "employees" (persons employed on an hourly or salaried basis by the Company), however, are eligible to receive stock options that satisfy the requirements of Section 422 of the Code.

      Stock Options. The Committee, at its sole discretion, is authorized to grant to eligible persons options to purchase a specified number of shares of Common Stock at a stated price per share. During any calendar year, the Committee shall not grant to any eligible person options to purchase more than 25,000 shares of Common Stock. An option may be intended to qualify as an "incentive stock option" ("ISO") pursuant to the Code, or may be intended to be a nonqualified option ("NSO"). The term of an ISO cannot exceed 10 years, and the exercise price of any ISO must be equal to or greater than the fair market value of the shares of Common Stock on the date of the grant. Any ISO granted to a holder of 10% or more of the combined voting power of the capital stock of the

Company must have an exercise price equal to or greater than 110% of the fair market value of the Common Stock on the date of grant and may not have a term exceeding five years from the grant date. The aggregate fair market value, determined on the date of grant, of Common Stock with respect to which any ISO under the 1998 Plan and all other plans of the Company become exercisable by any individual for the first time in any calendar year may not exceed $100,000. The exercise price of a NSO shall be determined by the Committee on the date that the NSO is granted.

      Each option granted to a recipient is required to be evidenced by a written option agreement containing such terms and conditions consistent with the 1998 Plan as shall be established by the Committee. The Committee shall specify, in the option agreement, the vesting schedule applicable to each option. The Committee, in its sole discretion, may accelerate the vesting of any option at any time. An option is exercisable only to the extent it is vested according to the terms of the option agreement. Furthermore, an option is exercisable only if the issuance of Common Stock upon exercise would comply with applicable securities laws and would satisfy any additional conditions specified by the Committee in the option agreement.

      Each ISO shall expire on the earlier of 10 years from the date of grant or the date set by the Committee on the date of grant (the "ISO Expiration Date"), while each NSO shall expire on a date set by the Committee on the "date of grant" (as defined in the 1998 Plan), or, if no such date is set, 10 years from the date of grant (the "NSO Expiration Date" and with the "ISO Expiration Date", collectively the "Expiration Date"). Upon termination of a recipient's employment with the Company or service as a member of the Board of Directors for any reason other than death, "disability" (as defined in the 1998 Plan), retirement, involuntary termination, or for "cause" (as defined in the 1998
Plan), an option granted to the recipient will expire 30 days following the last day of the recipient's employment with the Company or service as a member of the Board of Directors, or, if earlier, the Expiration Date, unless the Committee sets an earlier or later expiration date on the date of grant or a later expiration date subsequent to the date of grant but prior to the 30th day following the recipient's last day of employment or service as a member of the Board of Directors.

      If a recipient dies or terminates his employment with the Company because of his disability, an ISO granted to the recipient shall expire on the one-year anniversary of the recipient's death or last day of employment, respectively, or if earlier, the ISO Expiration Date, unless the Committee sets an earlier expiration date on the date of grant. If a recipient dies or terminates his employment with the Company or ceases to serve as a member of the Board of Directors because of his disability, a NSO granted to the recipient will expire on the one-year anniversary of the recipient's last day of employment or service as a member of the Board of Directors, or, if earlier, the NSO Expiration Date, unless the Committee sets an earlier expiration date or a later expiration date subsequent to the date of grant, but prior to the one-year anniversary of the recipient's last day of employment or service as a member of the Board of Directors.

      If a recipient retires, or if the Company terminates the recipient's employment other than for cause, an ISO granted to the recipient shall expire 90 days following the last day of the recipient's employment, or, if earlier, the ISO Expiration Date, unless the Committee sets an earlier expiration date on the date of grant. If a recipient terminates his employment or ceases to serve as a member of the Board of Directors as a result of his retirement, or if the Company terminates the recipient's employment or service as a member of the Board of Directors other than for Cause, a NSO granted to the recipient will expire 90 days following the last day of the recipient's employment or service as a member of the Board of Directors, or, if earlier, the NSO Expiration Date, unless the Committee sets an earlier or later expiration date on the date of grant, or a later expiration date subsequent to the date of grant, but prior to 90 days following the recipient's last day of employment or service as a member of the Board of Directors. If the Company terminates the recipient's employment or removes the recipient from the Board of Directors for cause, any unexercised portion(s) of the recipient's options shall terminate upon the earlier of the occurrence of the event that constitutes cause or the last day the recipient is employed by the Company or serves as a member of the Board of Directors.

      Payment for shares of Common Stock purchased upon exercise of an option must be made in full at the time of purchase. Payment may be made in cash, by certified check, in the form of Common Stock having a fair market value equal to the exercise price (if permitted by the Committee), or by delivery of a notice instructing the Company to deliver the shares of Common Stock to a broker subject to the broker's delivery of cash to the Company equal to the exercise price. Additionally, the Committee may, in its discretion and subject to the requirements of applicable law, recommend to the Company that it lend the recipient the funds needed by the recipient to exercise an option.

      The Board of Directors may alter, amend, or terminate the 1998 Plan without approval of the shareholders of the Company. Options may be granted under the 1998 Plan during the 10-year period beginning September 16, 1998. The Company will bear the expenses of administering the 1998 Plan. At December 31, 2000, 56,000 shares have been granted under the 1998 plan.

OTHER STOCK INCENTIVE PLANS

      In connection with the acquisitions of FSC and EPW, the Company agreed to certain additional stock issuance programs. Pursuant to such programs, the Company has reserved 225,000 shares of Common Stock for issuance based on certain earnings-based criteria of United Trust and EPW. If such earnings criteria are met, such shares of common stock are issuable for no additional consideration. If all 225,000 of such shares of Common Stock are earned, then additional options to purchase Common Stock with an exercise price equal to $.01 per option share may be earned through 2000 by participants under the plans based on achieving certain earnings. As of December 31, 2000, a total of 138,429 shares of Common Stock have been issued and no options have been granted pursuant to such incentive stock plans. Generally, if a "change of control" of the Company occurs as defined in such programs, 92,778 of the 225,000 shares, less the number of such shares previously issued, that could be issued under such programs will be deemed earned and vest over a period of time ending in 2000. In addition, up to 90,000 shares of Common Stock have been reserved for issuance under such incentive stock plans based on consolidated revenues generated by United Trust and EPW. If such revenue criteria are met, such shares are issued by the Company to the participants for no additional consideration. As of December 31, 2000, all 90,000 shares of Common Stock have been issued. Generally, if a "change of control" of the Company occurs as defined in the 90,000 share program, the remaining shares under such program will be deemed earned and vest immediately.

      On June 25, 1996, the Bank's Board of Directors adopted resolutions authorizing the grant of options to purchase shares of the Company's Common Stock to the following three employees: Harold J. Winner, Susan L. Blackburn and Laurence R. Fasan. Pursuant to such grants, Mr. Winner, Ms. Blackburn and Mr. Fasan received options to purchase 24,000, 15,000 and 15,000 shares of the Company's Common Stock, respectively. One-quarter of such options shall become available for exercise on January 1 of each year, beginning January 1, 1996 and ending January 1, 1999. Such options expire two years after the date on which they become available for exercise. No options remained as of December 31, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Irwin Contracting, Inc. On December 4, 1998, Irwin Contracting, Inc., an affiliate of Mr. Irwin, entered into a construction contract in the amount of $375,000 to complete construction of 13 residential townhome units which comprise a portion of the Bank's REO at December 31, 1999. Irwin Contracting was the low bidder under a competitive bid process. Construction was completed in 1999.

      Certain Extensions of Credit. As of December 31, 2000, the following loans in excess of $60,000 to the Company's directors, executive officers and principal shareholders were outstanding: Mr. Banks's affiliated entity, $3,500,000; Mr. Clampitt, $506,688; Mr. Curtis, $64,272; Mr. Eickhoff, $76,132;
Mr. Foreman, $298,337; Mr. Irwin and affiliated entities, $2,291,049; Mr. Norrie and affiliated entities, $1,970,333; and Mr. Wier and affiliated entities, $738,907. Certain additional amounts are available to be borrowed by these individuals and other officers and directors under existing lines of credit and other arrangements. All of the foregoing extensions of credit were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time made for comparable transactions with others and did not involve more than the normal risk of collectability or present other unfavorable features.

      The Company may engage in additional transactions with affiliates of the Company from time to time when its board of directors determines it is in the best interest of the Company to do so. The Company currently intends to continue to make available the extensions of credit referenced above. The Company believes that the transactions previously entered into by the Company with its affiliates, as well as those that may be undertaken with its affiliates in the future, have been and will continue to be on terms at least as favorable as those that could have been negotiated with unaffiliated third parties.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of February 1, 2001, by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer and (iv) all directors and officers as a group. Each of the holders listed below has sole voting power and investment power over the shares beneficially owned.

                                          SHARES
                                        BENEFICIALLY
NAME OF DIRECTORS, EXECUTIVE              OWNED        PERCENT OF VOTING SHARES
OFFICERS AND PRINCIPAL STOCKHOLDERS
-----------------------------------     -------------  -------------------------
Robert J. Banks....................         30,240                *%
Ronald E. Clampitt(1)..............        174,503              3.9%
Ward J. Curtis, Jr.................        198,765              4.5%
David K. Davis, M.D.(2)............        109,073              2.4%
William A. Eickhoff................         46,078              1.0%
Flamina Holding AG.................        362,918              8.2%
Claude C. Focardi(3)...............        442,659             9.95%
Edward D. Foreman(4)...............         58,377              1.3%
Ian F. Irwin(5)....................        271,128              6.1%
Charles O. Lowe....................         91,625              2.1%
Jack A. MaCris, M.D.(6)............        100,167              2.2%
William B. McQueen.................         25,000                *%
John B. Norrie(7)..................        132,490              3.0%
Ronald R. Petrini(8)...............         10,776                *%
John H. Pieper.....................         55,875              1.3%
Neil W. Savage(9)..................        221,500              4.9%
Cynthia A. Stokes(10)..............         53,274              1.2%
John B. Wier, Jr.(11)..............        285,367              6.4%
Harold J. Winner(12)...............         86,295              1.9%
All directors and principal
officers as a group
(19 persons)(13)...................      2,756,110             50.7%
--------------------
*     Less than 1.0% of the shares of Common Stock outstanding.

(1) Includes 15,929 shares held directly by Mr. Clampitt, 135,360 shares held in trust for which Mr. Clampitt serves as trustee and 23,214 shares that may be acquired by exercise of options exercisable within 60 days.

(2) Includes 87,638 shares held directly by Dr. Davis and 21,435 shares that may be acquired by exercise of options exercisable within 60 days.

(3) Includes 6,840 shares held directly by Mr. Focardi, 411,528 shares held by the Claude C. Focardi Family Trust and 24,291 shares held by the Nina M. Focardi Family Trust.

(4) Includes 46,959 shares held directly by Mr. Foreman and 11,418 shares that may be acquired by exercise of options exercisable within 60 days.

(5) Includes 138,744 shares held directly by Mr. Irwin, 22,818 shares that may be acquired by exercise of options exercisable within 60 days and 109,566 shares held by a company for which Mr. Irwin is an officer and director and all of the stock of which is owned by a son of Mr. Irwin. Does not include 630 shares held by a partnership of which Mr. Irwin owns a limited partnership interest and is a shareholder of the corporate general partner; 70,256 shares held by a corporation for which Mr. Irwin is a director, officer and a twenty-five percent shareholder, the remaining equity interests of which are owned by his adult siblings and parents; 21,017 shares held in his wife's trust for which Mr. Irwin does not serve as trustee; 4,550 shares held in his wife's money purchase pension plan, 10,000 shares held in his wife's purchase pension plan, 2,000 held in his wife's self-directed IRA, 1,700 shares held for the benefit of his wife's son under the Florida Unif. Tran. Min. Act for which his wife serves as custodian, and 37,064 shares held in trusts for the benefit of his children for which Mr. Irwin does not serve as trustee.

(6) Includes 87,204 shares held by the MaCris Family Trust for which Dr. MaCris's wife is trustee and Dr. MaCris disclaims beneficial ownership and includes 12,963 shares that may be acquired by exercise of options exercisable within 60 days.

(7) Includes 113,119 shares held directly by Mr. Norrie and 19,371 shares that may be acquired by exercise of options exercisable within 60 days.

(8) Includes 9,411 shares held directly by Mr. Petrini and 1,365 shares that may be acquired by exercise of options exercisable within 60 days.

(9) Includes 51 shares held directly by Mr. Savage, 119,449 shares held in a trust for which trust Mr. Savage serves as trustee and 102,000 shares that may be acquired by exercise of options exercisable within 60 days..

(10) Includes 12,174 shares held directly by Ms. Stokes, 3,600 shares held in a trust for which Ms. Stokes serves as trustee and 37,500 shares that may be acquired by exercise of options exercisable within 60 days.

(11) Includes 215,140 shares held directly by Mr. Wier, 46,062 shares held in a trust for which Mr. Wier serves as trustee and 24,165 shares that may be acquired by exercise of options exercisable within 60 days.

(12) Includes 29,295 shares held directly by Mr. Winner and 57,000 shares that may be acquired by exercise of options exercisable within 60 days.

(13) Includes an aggregate of 1,485,801 shares held directly by the director, principal officer or principal shareholder, an aggregate of 827,494 shares held in a trust for which trust the director, principal officer or principal shareholder serves as trustee, an aggregate of 333,249 shares that may be acquired by exercise of options exercisable within 60 days, and 109,566 shares held by a company for which Mr. Irwin is an officer and director and all of the stock of which is owned by a son of Mr. Irwin.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Exchange Act of 1934, as amended ("Exchange Act"), all executive officers, directors, and persons who are the beneficial owner of more than 10% of the common stock of a company which files reports pursuant to Section 12 of the Exchange Act are required to report the ownership of such common stock, options, and stock appreciation rights and any changes in that ownership with the Securities and Exchange Commission (the "SEC"). Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to comply therewith during the fiscal year ended December 31, 2000. The Company believes that all of these filing requirements were satisfied by its executive officers, directors, and by the beneficial owners of more than 10% of the Common Shares except by the following individuals: David K. Davis (one Form 4, one transaction) and John B. Norrie (one Form 4, six transactions). In making this statement, the Company has relied on copies of the reporting forms received by it or on the written representations from certain reporting persons that no Form 5 (Annual Statement of Changes in Beneficial Ownership) was required to be filed under applicable rules of the SEC.

                              SHAREHOLDER PROPOSALS

     Eligible shareholders who wish to present proposals for action at the 2002 Annual Meeting of Shareholders should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary no later than February 22, 2002, for inclusion in next year's proxy statement and proxy card. A shareholder is eligible to present proposals if, at the time he or she submits the proposals, owns at least 1% or $2,000 in market value of Common Shares and has held such shares for at least one year, and the shareholder continues to own such shares through the date of the 2002 Annual Meeting.

                             AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed the audited financial statements for Fiscal Year 2000 with management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants the independent accountants' independence. Based on a review and discussion of the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements for Fiscal Year 2000 be included in the Company's Annual Report Form 10-KSB for the 2000 fiscal year for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Ronald E. Clampitt
David K. Davis
Edward D. Foreman
Ian F. Irwin
John B. Wier, Jr.

AUDIT FEES

     The aggregate fees billed by Grant Thornton LLP for professional services rendered in connection with the Audit of the Company's financial statements included the Company's Annual Report on Form 10-KSB for Fiscal Year 2000, as well as for the review of the Company's financial statements included in the Company's Quarterly Reports on Form 10-QSB during fiscal year 2000 totaled $54,400.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     No fees were billed by Grant Thornton LLP for information technology services rendered during fiscal year 2000.

ALL OTHER FEES

     The aggregate fees billed by Grant Thornton LLP for non-audit services other than information technology services during fiscal year 2000 was $2,561. The Audit Committee considered whether Grant Thornton LLP's provision of non-audit services is compatible with maintaining such firm's independence.

                               SOLICITATION COSTS

     The Company will bear the costs of preparing, assembling, and mailing the Proxy Statement, the form of proxy, and the 2000 Annual Report in connection with the Annual Meeting. In addition to solicitation by use of mail, employees of the Company may solicit proxies personally or by telephone or telegraph, but will not receive additional compensation therefor. Arrangements may be made with banks, brokerage houses, and other institutions, nominees, and fiduciaries to forward the solicitation materials to beneficial owners and to obtain authorizations for the execution of proxies. The Company will, upon request, reimburse those persons and entities for expenses incurred in forwarding proxy materials for the Annual Meeting to beneficial owners.

                                  OTHER MATTERS

     At the time of the preparation of this Proxy Statement, the Board of Directors of the Company had not been informed of any matters which would be presented for action at the Annual Meeting other than the proposals specifically set forth in the Notice of Annual Meeting and referred to herein. If any other matters are properly presented for action at the Annual Meeting, it is intended that the persons named in the accompanying proxy card will vote or refrain from voting in accordance with their best judgment on such matters after consultation with the Board of Directors.

                                     By Order of the Board of Directors

                                     ELIZABETH C. STILES
                                     Secretary

St. Petersburg, Florida
March 28, 2001

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

     The Audit Committee ("the Committee") of the Board of Directors (the "Board") of United Financial Holdings, Inc. (the "Company") will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

     The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of The Nasdaq Stock Market, Inc. (NASDAQ). The members of the Committee will be elected annually at the organizational meeting of the full Board held in April and will be listed in the annual report to shareholders. One of the members of the Committee will be elected Committee Chair by the Board.

RESPONSIBILITY

     The Committee is a part of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC); (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. In addition, the Committee provides an avenue for communication between internal audit, the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

AUTHORITY

     Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS
     The Committee is scheduled to meet four times annually and may meet as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be cleared by the Committee Chair. The Committee is to meet in separate executive sessions with the chief financial officer, independent accountants and internal audit at least once each year and at other times when considered appropriate.

ATTENDANCE
     Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants and internal audit be present at Committee meetings.

SPECIFIC DUTIES

     In carrying out its oversight responsibilities, the Committee will:

     Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable NASDAQ Audit Committee Requirements.

     Review with the Company's management, internal audit and independent accountants the Company's accounting and financial reporting controls. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

     Review with the Company's management, internal audit and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgments about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

     Review the scope of internal audit's work plan for the year and receive a summary report of major findings by internal auditors and how management is addressing the conditions reported.

     Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.

     Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

     Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and management of the company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification as required under standards for communication with Audit Committees is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q. Also receive a written confirmation provided by the independent accountants at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

     At the completion of the annual audit, review with management, internal audit and the independent accountants the following:

     The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

     Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

     Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

     Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

     If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

     After   preparation   by  management  and  review  by  internal  audit  and
independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.

     Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

     Meet with management, internal audit and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as `material' or `serious'. Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

     Review the appointment and replacement of the provider of internal audit services.

     Recommend to the Board the selection, retention or termination of the Company's independent accountants.

APPROVED
May 23, 2000

                        UNITED FINANCIAL HOLDINGS, INC.
                             333 Third Avenue North
                         St. Petersburg, Florida 33701

                                     PROXY

          This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints Neil W. Savage and John B. Norrie, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of United Financial Holdings, Inc. ("United") held of record by the undersigned on March 19, 2001, at the annual meeting of shareholders to be held on April 24, 2001, or any adjournment thereof.

1. ELECTION OF DIRECTORS
[ ] FOR all nominees listed below (except as marked to the contrary below)
[ ] WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

                             ELECTION OF DIRECTORS
                                Robert J. Banks
                              David K. Davis, M.D.
                              Jack A. MaCris, M.D.
                                 Neil W. Savage
                               John B. Wier, Jr.

2. Proposal to ratify the appointment of Grant Thornton LLP as independent auditors of United for the fiscal year ending December 31, 2001.
[ ] FOR [ ] AGAINST [ ] ABSTAIN

3. In their discretion the Proxies are authorized to vote upon such other business as may properly come before this meeting.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposal 1 and 2.

Please sign exactly as names appear below. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, , please sign in partnership name by authorized person.

                                   DATED: ________________________________, 2001

                                                ________________________________
                                                Signature

                                                ________________________________
                                                Signature if held jointly


                  [ ] I/We plan to attend the annual meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.